Exhibit 5

November 5, 2002

Frisco Bay Industries Ltd.
160 Graveline
St. Laurent, Quebec
H4T 1R7

Re:   Frisco Bay Industries Ltd. -
      Registration of Stock Incentive Plan on Form S-8

Gentlemen:

      We have acted as Canadian counsel to Frisco Bay Industries Ltd. (the "Corporation"), a corporation constituted under the Canada Business Corporations Act, in connection with the preparation and filing of an amendment (the "Registration Statement Amendment") to a registration statement of the Corporation on Form S-8 filed on February 5, 1996, and as amended February 10, 1997 (the "Registration Statement"), pursuant to which the Corporation proposes to offer and sell up to a maximum of 450,000 additional shares of common stock, no par value (the "Shares"), to its officers, directors, consultants and employees (the "Beneficiaries") under its stock incentive plan (the "Stock Incentive Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Without limitation, we have examined originals or copies of the following documents:

      1.    the Registration Statement and the Registration Statement Amendment;

      2.    the Articles of the Corporation;

      3.    the By-Laws of the Corporation;

      4.    the Stock Incentive Plan;

      5. the resolution of the Board of Directors of the Corporation dated July 26, 1993, approving the Stock Incentive Plan;

      6. the resolution of the Board of Directors of the Corporation dated November 8, 1995, approving the increase in the number of Shares authorized for issuance pursuant to awards granted under the Stock Incentive Plan from 220,000 to 450,000;


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      7.    the resolution of the Board of Directors of the Corporation dated
            June 14, 2002, approving the increase in the number of Shares authorized for issuance pursuant to awards granted under the Stock Incentive Plan from 450,000 to 900,000; and

      8. the decisions bearing numbers 93-C-0344, 2018-OFIC-93, 1933-OFIC-93, 2019-OFIC-93, 2125-OFIC-95 and 2002-MC-2484 rendered by the Quebec Securities Commission granting exemptions from the prospectus and registration requirements set forth in the Securities Act (Quebec) in connection with the Stock Incentive Plan.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Corporation.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      (1) the Shares to be issued and sold by the Corporation upon exercise of the Beneficiaries' stock options (either alone or in conjunction with the exercise of all or a part of a stock appreciation right) have been duly authorized and, when (i) the Registration Statement Amendment shall have become effective, and (ii) the Corporation has received payment therefor as contemplated by the Stock Incentive Plan, will be validly issued, fully paid and non-assessable;

      (2) the Shares to be issued and sold by the Corporation upon exercise of the Beneficiaries' stock appreciation rights (either alone or in conjunction with all or part of an option) have been duly authorized and, when the Registration Statement Amendment shall have become effective, will be validly issued, fully paid and non-assessable; and

      (3) the Shares of restricted stock to be issued by the Corporation under the Stock Incentive Plan have been duly authorized and, when (i) the Registration Statement Amendment shall have become effective, and
            (ii) the Corporation has received payment of a consideration therefor (which may take the form of past services provided that the directors of the Corporation have determined that the value of such past services is the fair equivalent of the money that the Corporation would have received if such Shares had been issued for money), will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely for your benefit in connection with the transactions described above and is not to be relied upon by any other person, or for any other purpose other than in connection with the matters referred to in this opinion.


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      We are attorneys qualified to carry on the practice of law in the Province of Quebec and we express no opinion as to any laws, or other matters governed by any laws, other than the laws of the Province of Quebec and the federal laws of Canada applicable therein.

      We hereby consent to being named in the Registration Statement Amendment as the attorneys who have passed upon the legality of the securities being offered thereby with respect to matters of Canadian law and to the filing of this opinion as an exhibit to the Registration Statement Amendment.

      Yours truly,




      /s/ Lapointe Rosenstein

      Montreal, Quebec
      November 5, 2002